EXHIBIT 21.1

                                SEACOR SMIT INC.
                    LIST OF SUBSIDIARIES AT DECEMBER 31, 1998

                                                      Jurisdiction of
                                                       Incorporation
                                                       -------------
     Sea-Aker L.L.C.                                    Louisiana
     Arthur Levy Enterprises, Inc.                      Louisiana
     Cameron Boat Rentals, Inc.                         Louisiana
     Glady's McCall, Inc.                               Louisiana
     Gulf Marine Transportation, Inc.                   Louisiana
     McCall Marine Services, Inc.                       Louisiana
     Cameron Crews, Inc.                                Louisiana
     Philip A. McCall, Inc.                             Louisiana
     McCall Boat Rentals, Inc.                          Louisiana
     Carroll McCall, Inc.                               Louisiana
     McCall Crewboats, L.L.C.                           Louisiana
     McCall Enterprises, Inc.                           Louisiana
     SEACOR Marine (Nigeria) Inc.                       Louisiana
     SEAMAC Offshore L.L.C.                             Louisiana
     McCall Support Vessels, Inc.                       Louisiana
     O'Brien's Oil Pollution Services, Inc.             Louisiana
     SEACOR Marine (Mexico) Inc.                        Louisiana
     SEACOR Ocean Support Services Inc.                 Louisiana
     SEACOR Ocean Lines Inc.                            Louisiana
     Galaxie Offshore Inc.                              Louisiana
     SEACOR Supply Ships Associates Inc.                Louisiana
     N.F. McCall Crews, Inc.                            Louisiana
     SEACOR Marine International Inc.                   Delaware
     SEACOR Capital Corporation                         Delaware
     SEACOR Deepwater 1, Inc.                           Delaware
     SEACOR Deepwater 2, Inc.                           Delaware
     SEACOR Deepwater 3, Inc.                           Delaware
     VEESEA Holdings Inc.                               Delaware
     Storm Shipping Inc.                                Delaware
     Gem Shipping Inc.                                  Delaware
     SEACOR-SMIT Offshore (International) Inc.          Delaware
     SEACOR-SMIT Offshore I Inc.                        Delaware
     National Response Corporation                      Delaware
     National Response Corporation of Puerto Rico       Delaware
     NRC Services, Inc.                                 Delaware
     CRN Holdings Inc.                                  Delaware
     International Response Corporation                 Delaware
     OSRV Holdings, Inc.                                Delaware
     Vision Offshore, Inc.                              Delaware
     SEACOR Vision L.L.C.                               Delaware
     ERST/O'Brien's, Inc.                               Delaware
     ERST, Inc.                                         Delaware
     SEACOR Offshore Rigs Inc.                          Delaware
     Chiles Offshore L.L.C.                             Delaware
     SEACOR Management Services Inc.                    Delaware
     SEACOR Offshore Inc.                               Delaware
     Acadian Supply Ships Inc.                          Delaware
     SEACOR Worldwide Inc.                              Delaware
     SMIT Holdings Inc.                                 Delaware
     Graham Marine Inc.                                 Delaware
     Graham Offshore Inc.                               Delaware
     Graham Boats Inc.                                  Delaware


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     SEACOR Marine Inc.                                 Delaware
     SEACOR Ocean Boats Inc.                            Delaware
     Anna Offshore Inc.                                 Alabama
     SEACOR Marine (Bahamas) Inc.                       Bahamas
     SEAFISH Ltd.                                       Bahamas
     SEACOR-SMIT Offshore (Worldwide) Ltd.              Bahamas
     SEACOR-SMIT Offshore (International) Ltd.          Bahamas
     SEACOR Marine (Europe) B.V.                        Netherlands
     SEACOR-SMIT Offshore I B.V.                        Netherlands
     SEACOR-SMIT Offshore II B.V.                       Netherlands
     SEACOR-SMIT Holdings B.V.                          Netherlands
     SEACOR Marine (Asia) Pte. Ltd.                     Singapore
     Gem Shipping Ltd.                                  Cayman Islands
     SEACOR Marine (UK) Ltd.                            United Kingdom
     Vector-Seacor Ltd.                                 United Kingdom
     Feronia International Shipping S.A.                France
     SEACOR Marine (Isle of Man) Ltd.                   Isle of Man
     SEACOR Marine (Middle East) FZE                    United Arab Emirates
     Venezuela Response Corporation                     Venezuela
     SEACOR Bulk Carriers Inc.                          Marshall Islands



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                                SEACOR SMIT INC.
                   50% OR LESS COMPANIES AT DECEMBER 31, 1998

                                                      Jurisdiction of
                                                       Incorporation
                                                       -------------

     West Africa Offshore Ltd.                            Nigeria
     Maritime Mexicana, S.A. de C.V.                      Mexico
     Seamex International Ltd.                            Liberia
     Energy Logistics, Inc.                               Delaware
     Clean Pacific Alliance, L.L.C.                       Nevada
     Supplylink International B.V.                        Netherlands
     Minvest S.A.                                         Argentina
     Smit-Lloyd Mainport Ltd.                             Ireland
     South Atlantic Offshore Services S.A.                Panama
     Red Dragon Marine Services Ltd.                      China
     Ocean Marine Services (Egypt) Ltd.                   Egypt
     Smit Lloyd Matsas (Hellas)                           Greece
     Seacor-Smit (Aquitaine) Ltd.                         Bahamas
     Ultragas Smit-Lloyd Ltda.                            Chile
     Patagonia Offshore Services SA                       Argentina
     Sarost S.A.                                          Tunisia
     SEACOR Offshore Investments Ltd.                     Bahamas
     Delwave Ltd.                                         Trinidad & Tobago
     Sea Treasure Shipping Ltd.                           Marshall Islands
     Marine Environmental Services (Thailand) Ltd.        Thailand
     Vensea Marine S.R.L.                                 Venezuela